                                                                EXHIBIT 99(m)(l)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $17,607.90
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $14,260.52
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   574.08
- Mortality & Expense Charge****     $   164.01
+ Hypothetical Rate of Return*****     ($189.53)
                                     ----------
=                                    $   17,608(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
  1     $ 42.77
  2     $ 42.79
  3     $ 42.80
  4     $ 42.81
  5     $ 42.82
  6     $ 42.83
  7     $ 42.85
  8     $ 42.86
  9     $ 42.87
 10     $ 42.88
 11     $ 42.89
 12     $ 42.90
Total   $514.08

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
  1     ($16.17)
  2     ($16.10)
  3     ($16.03)
  4     ($15.96)
  5     ($15.89)
  6     ($15.83)
  7     ($15.76)
  8     ($15.69)
  9     ($15.62)
 10     ($15.56)
 11     ($15.49)
 12     ($15.42)
Total   ($189.53)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =

Year 5 Policy Value             $17,607.90
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   14,482(rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $21,171.08
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $16,628.57
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   568.74
- Mortality & Expense Charge****     $   185.38
+ Hypothetical Rate of Return*****   $ 1,021.63
                                     ----------
=                                    $   21,171(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 42.41
   2    $ 42.41
   3    $ 42.41
   4    $ 42.40
   5    $ 42.40
   6    $ 42.40
   7    $ 42.39
   8    $ 42.39
   9    $ 42.39
  10    $ 42.38
  11    $ 42.38
  12    $ 42.38
Total   $508.74

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
  1     $   84.64
  2     $   84.73
  3     $   84.82
  4     $   84.91

  5     $   85.00
  6     $   85.09
  7     $   85.18
  8     $   85.27
  9     $   85.36
 10     $   85.45
 11     $   85.54
 12     $   85.64
Total   $1,021.63

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =

Year 5 Policy Value         $21,171.08
- Year 5 Surrender Charge   $3,126.00
                            ---------
=                           $  18,045 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $25,351.59
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $19,298.00
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   562.61
- Mortality & Expense Charge****     $   209.45
+ Hypothetical Rate of Return*****   $ 2,550.66
                                     ----------
=                                    $   25,352(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 42.01
   2    $ 41.98
   3    $ 41.96
   4    $ 41.94
   5    $ 41.92
   6    $ 41.90
   7    $ 41.87
   8    $ 41.85
   9    $ 41.83
  10    $ 41.81
  11    $ 41.78
  12    $ 41.76
Total   $502.61

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1    $  205.56
   2    $  206.79
   3    $  208.04
   4    $  209.30
   5    $  210.57
   6    $  211.85
   7    $  213.14
   8    $  214.44
   9    $  215.75
  10    $  217.07
  11    $  218.40
  12    $  219.75
Total   $2,550.66

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =

Year 5 Policy Value             $25,351.59
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   22,226(rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $15,948.12
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $12,985.51
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   987.94
- Mortality & Expense Charge****     $   150.52
+ Hypothetical Rate of Return*****     ($173.93)
                                     ----------
=                                    $   15,948 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 74.67
   2    $ 74.70
   3    $ 74.73
   4    $ 74.76
   5    $ 74.79
   6    $ 74.81
   7    $ 74.84
   8    $ 74.87

   9    $ 74.90
  10    $ 74.93
  11    $ 74.96
  12    $ 74.99
Total   $897.94

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1     ($15.02)
   2     ($14.93)
   3     ($14.83)
   4     ($14.73)
   5     ($14.64)
   6     ($14.54)
   7     ($14.45)
   8     ($14.35)
   9     ($14.25)
  10     ($14.16)
  11     ($14.06)
  12     ($13.97)
Total   ($173.93)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =

Year 5 Policy Value           $15,948.12
- Year 5 Surrender Charge     $ 3,126.00
                              ----------
=                             $   12,822(rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $19,267.64

                     = $300,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $15,202.53
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   979.28
- Mortality & Expense Charge****     $   170.55
+ Hypothetical Rate of Return*****   $   939.94
                                     ----------
=                                    $   19,268(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 74.08
   2    $ 74.09
   3    $ 74.09
   4    $ 74.09
   5    $ 74.10
   6    $ 74.10
   7    $ 74.11
   8    $ 74.11
   9    $ 74.12
  10    $ 74.12
  11    $ 74.13
  12    $ 74.13
Total   $889.28

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1     $ 78.72
   2     $ 78.65
   3     $ 78.58
   4     $ 78.51
   5     $ 78.44
   6     $ 78.37
   7     $ 78.29
   8     $ 78.22
   9     $ 78.15
  10     $ 78.08
  11     $ 78.01
  12     $ 77.94
Total    $939.94

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value           $19,267.64
- Year 5 Surrender Charge     $ 3,126.00
                              ----------
=                             $   16,142(rounded to the nearest dollar)


III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $23,171.33
                     = $300,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $17,706.38
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   969.31
- Mortality & Expense Charge****     $   193.17
+ Hypothetical Rate of Return*****   $ 2,352.42
                                     ----------
=                                    $   23,171(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 73.42
   2    $ 73.39
   3    $ 73.37
   4    $ 73.34
   5    $ 73.32
   6    $ 73.29
   7    $ 73.26
   8    $ 73.24
   9    $ 73.21
  10    $ 73.18
  11    $ 73.16
  12    $ 73.13
Total   $879.31

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1    $  191.35
   2    $  192.18
   3    $  193.02
   4    $  193.86
   5    $  194.71
   6    $  195.56
   7    $  196.43
   8    $  197.30
   9    $  198.17
  10    $  199.06

  11    $  199.95
  12    $  200.85
Total   $2,352.42

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $23,171.33
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                                  $20,045  (rounded to the nearest dollar)